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                                  Exhibit 15
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                           GENERAL PLEDGE AGREEMENT

IN CONSIDERATION of any financial accommodation given, to be given or continued to JOHN A. CROUCH, M.D. by BOONE COUNTY NATIONAL BANK (hereinafter called "Bank"), and as collateral security for the payment of all debts, obligations or liabilities now or hereafter existing, absolute or contingent, of JOHN A. CROUCH, M.D. to Bank (hereinafter called "indebtedness"), the undersigned does hereby assign, transfer, and grant a security interest in or pledge (as the case may be) with Bank the following property:

131,508 SHARES OF AMERICAN HEALTHCHOICE, INC. STOCK

(1) Bank may accelerate payment of any indebtedness or require additional collateral whenever it deems itself insecure and the undersigned will at all times maintain with Bank collateral of a character and value satisfactory to Bank.

At any time, without notice, and at the expense of the undersigned, Bank in its name or in the name of its nominee or of the undersigned may, but shall not be obligated to: (1) notify any person obligated on any security, instrument, or other paper subject to this agreement of its rights hereunder; (2) collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums now or hereafter payable upon or on account of said collateral; (3) enter into any extension, reorganization, deposit, merger, or consolidation agreement, or any agreement in anywise relating to or affecting the collateral, and in connection therewith may deposit or surrender control of such collateral thereunder, accept other property in exchange for such collateral and do and perform such acts and things as it may deem proper, and any money or property received in exchange for such collateral shall be applied to the indebtedness or thereafter held by it pursuant to the provisions hereof; (4) make any compromise or settlement it deems desirable or proper with reference to the collateral; (5) insure, process and preserve the collateral; (6) cause the collateral to be transferred to its name or to the name of its nominee; (7) exercise as to such collateral all the rights, powers and remedies of an owner; and (8) perform any obligation of the undersigned hereunder.

Bank shall be under no duty or obligation whatsoever to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of indebtedness held by Bank as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the indebtedness secured hereunder.

Each of the undersigned waives any right to require Bank to (a) proceed against any person, (b) proceed against or exhaust any collateral, or (c) pursue any other remedy in Bank's power; and waives any defense arising by reason of any disability or other defense of any other of the undersigned or any other person, or by reason of the cessation from any cause whatsoever of the liability of any other of the undersigned or any other person. Until all indebtedness shall have been paid in full: None of the undersigned shall have any right of subrogation, and each of the undersigned waives any right to enforce any remedy which Bank now has or may hereafter have against any other of the undersigned or against any other person and waives any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by Bank. Each of the undersigned authorizes Bank, without notice or demand and without affecting his liability hereunder or on the indebtedness, from time to time to (a) renew, accelerate or otherwise
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change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security, other than the collateral herein described, for the payment of the indebtedness of any part thereof, and exchange, enforce, waive and release the collateral herein described or any part thereof or any such other security; (c) apply such collateral or other security and direct the order of manner of sale thereof as bank in its discretion may determine; and (d) release or substitute any other of the undersigned, or any of the endorsers or guarantor of the indebtedness or any part thereof, or any other parties thereto.

Bank may at any time deliver the collateral or any part thereof to any of the undersigned and the receipt of any of the undersigned shall be a complete and full acquittance for the collateral so delivered, and Bank shall thereafter be discharged from any liability or responsibility therefor.

The undersigned agrees to pay prior to delinquency all taxes, charges, liens and assessments against the collateral, and upon the failure of the undersigned to do so Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

All advances, charges, costs and expenses, including reasonable attorney's fees, incurred or paid by Bank in exercising any right, power or remedy conferred by this agreement, or in the enforcement thereof, shall become a part of the indebtedness secured hereunder and shall be paid to Bank by the undersigned immediately and without demand, with interest thereon at ten per cent (10%) per annum.

The occurrence of any of the following shall be a default under this agreement:
(a) failure to pay up any debt secured hereby when due; (b) failure to perform any other obligation secured hereby when the same should be performed; (c) breach of any warranty contained herein; (d) filing of a petition by or against the undersigned under the bankruptcy or like law, receivership, or assignment for the benefit of creditors; (e) attachment or like levy on any property of the undersigned; (f) the occurrence of an adverse change in the financial condition of the undersigned deemed material to Bank; (g) any financial statement made by the undersigned to Bank proves false; or (h) the collateral becomes, in the judgement of Bank, unsatisfactory in character or value; (i) the occurrence of any sale of all or a substantial part of the assets of the undersigned, other than in the ordinary course of business, or (j) the death, insolvency or cessation of business of the undersigned, or any surety or guarantor of any obligation of the undersigned to Bank.

Upon the happening of any default Bank may declare immediately due and payable all indebtedness secured hereby and shall have all rights and remedies provided by law. Any public sale may be held at any branch office of Bank.

Upon transfer of all or any part of the indebtedness Bank may transfer all or any part of the collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such collateral so transferred, and the transferee shall be vested with all the rights and powers of Bank hereunder with respect to such collateral so transferred; but with respect to any collateral not so transferred Bank shall retain all rights and powers hereby given.

This is a continuing agreement and all the rights, powers and remedies hereunder shall apply to all past, present and future indebtedness of the undersigned to Bank, including that arising under successive transactions which shall either continue the indebtedness, increase or decrease it, or from time to time create new indebtedness after all or
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any prior indebtedness has been satisfied, and notwithstanding the death, incapacity or bankruptcy of the undersigned or any other event or proceeding affecting the undersigned.

Until all indebtedness shall have been paid in full the power of sale and all other rights, powers and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at any time and from time to time irrespective of the fact that the indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of the undersigned may have ceased.

The rights, powers and remedies given to Bank by this agreement shall be in addition to all rights, powers and remedies given to Bank by virtue of any statute or rule of law, Bank may exercise it's banker's lien or right of setoff with respect to the indebtedness in the same manner as if the indebtedness were unsecured. Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Bank shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Bank.

In all cases where but one party executes this agreement all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; when this agreement is executed by more than one party all references to the undersigned shall mean any or any one or more of them. The obligations and agreements of the undersigned hereunder are joint and several.

IN WITNESS WHEREOF, the undersigned have executed this agreement this 10th day of September, 1996.


BOONE COUNTY NATIONAL BANK


By:  /s/ W. Michael Stroupe                  /s/John A. Crouch, M.D.
     --------------------------------        --------------------------------
     W. MICHAEL STROUPE                      JOHN A. CROUCH, M.D.


Title:  Executive Vice President
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